                                       Exhibit 4(a)
















                   BANPONCE FINANCIAL CORP.,
                                   Issuer

                              and

                     BANPONCE CORPORATION,
                                   Guarantor

                              TO

                        CITIBANK, N.A.,
                                   Trustee



                          ___________


                 FIRST SUPPLEMENTAL INDENTURE

                 Dated as of February 28, 1995

           To Indenture dated as of October 1, 1991

                          ___________

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          FIRST SUPPLEMENTAL INDENTURE, dated as of
February 28, 1995 between BanPonce Financial Corp., a Delaware corporation, BanPonce Corporation, a Puerto Rico corporation (the "Guarantor"), and Citibank, N.A., a national banking association (the "Company"), as Trustee (the "Trustee").


                           RECITALS

          The Company, the Guarantor and the Trustee, as Trustee, are parties to an Indenture, dated as of October 1, 1991 (the "Original Indenture"), which provides for the issuance from time to time of unsecured debt securities of the Company, unconditionally guaranteed as to the payment of principal, premium (if any) and interest by the Guarantor.

          Section 901(9) of the Original Indenture provides that without the consent of any Holders, the Company and the Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture, in form satisfactory to the Trustee, to cure any ambiguity, to correct or supplement any provision in the Original Indenture which may be inconsistent with any other provision in the Original Indenture, or to make any other provisions with respect to matters or questions arising under the Original Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

          The Company and the Guarantor believe that
Section 609 of the Original Indenture should be amended to substitute the word "a" for the word "its" in the fourth line of such Section, that paragraph (1) of Section 105 of the Original Indenture should be amended to provide that notices to the Trustee shall be addressed to the Trustee at the Corporate Trust Office, and that such amendments will not adversely affect the Holders of Securities in any material respect.

          The respective Boards of Directors of the Company and the Guarantor have duly authorized the execution and delivery by the Company and the Guarantor, respectively, of this First Supplemental Indenture.

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                     NOW, THEREFORE, THIS
                 FIRST SUPPLEMENTAL INDENTURE
                          WITNESSETH:

          For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantor and the Trustee mutually agree as follows:


                          ARTICLE ONE

               Definitions and Other Provisions
                    of General Application

Section 101.  Definitions.

          Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this First Supplemental Indenture which are defined in the Original Indenture shall have the meanings ascribed to them by the Original Indenture.

Section 102.  Effect of Headings.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 103.  Successors and Assigns.

          All covenants and agreements in this First
Supplemental Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

Section 104.  Separability Clause.

          In case any provision in this First Supplemental
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 105.  Benefits of Instrument.

          Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture or the Original
Indenture.













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Section 106.  Governing Law.

          This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.


                          ARTICLE TWO

              Amendment of the Original Indenture

Section 201.  Amendment of Section 609
              of the Original Indenture.

          Section 609 of the Original Indenture is hereby amended and restated in its entirety as follows:

          "There shall at all times be a Trustee
     hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least
     $50,000,000 and a Corporate Trust Office in the Borough of Manhattan, The City of New York. If such
     Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article."

Section 202.  Amendment of Section 105
              of the Original Indenture.

          Paragraph (1) of Section 105 of the Original
Indenture is hereby amended and restated in its entirety as follows:

          "(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or".

















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Section 203.  Reaffirmation of Original Indenture.

          Each of the Company, the Guarantor and the Trustee hereby confirms, reaffirms and agrees to the Original
Indenture in every particular, as amended by this First
Supplemental Indenture.

Section 204.  Trust Indenture Act.

          If any provision of this First Supplemental
Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as it may be amended from time to time, that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.


                    *          *          *

          This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.






































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          IN WITNESS WHEREOF, the parties hereto have caused
this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                         BANPONCE FINANCIAL CORP.



                         By:  /s/ David H. Chafey, Jr.
                                David H. Chafey, Jr.
                                Executive Vice President

                         By:  /s/ Jose Luis Lopez Calderon
                                Jose Luis Lopez Calderon
                                Senior Vice President

Attest:


/s/ Brunilda Santos de Alvarez
  Brunilda Santos de Alvarez
  Assistant Secretary



Affidavit No. 177


          Subscribed to before me by David H. Chafey, Jr. of legal age, married and resident of San Juan, Puerto Rico, as Executive Vice President of BanPonce Financial Corp. and Jose Luis Lopez Calderon, of legal age, married and resident of San Juan, Puerto Rico as Senior Vice President of BanPonce Financial Corp. and who are personally known to me, in San Juan, Puerto Rico, this 28 day of February, 1995.


[SEAL]                   /s/ Estela Martinez de Miranda
                                   Notary Public

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                         BANPONCE CORPORATION



                         By:  /s/ David H. Chafey, Jr.
                                David H. Chafey, Jr.
                                Executive Vice President

                         By:  /s/ Jose Luis Lopez Calderon
                                Jose Luis Lopez Calderon
                                Senior Vice President

Attest:


/s/ Brunilda Santos de Alvarez
  Brunilda Santos de Alvarez
  Assistant Secretary


Affidavit No. 176


          Subscribed to before me by David H. Chafey, Jr. of legal age, married and resident of San Juan, Puerto Rico, as Executive Vice President of BanPonce Corporation and Jose Luis Lopez Calderon, of legal age, married and resident of San Juan, Puerto Rico as Senior Vice President of BanPonce Corporation and who are personally known to me, in San Juan, Puerto Rico, this 28 day of February, 1995.


[SEAL]                        /s/ Estela Martinez de Miranda
                                      Notary Public

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                         CITIBANK, N.A.



                         By:  /s/ F. Mills
                              Name: F. Mills
                              Title: Senior Trust Officer

Attest:


/s/ Louis A. Piscitelli




STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


          On the 1st day of MAR, 1995, before me personally came F. Mills, to me known, who, being by me duly sworn, did depose and say that she is a Corporate Trust Officer of Citibank, N.A., the national banking association described in and which executed the foregoing instrument; that she knows the seal of said national banking association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said national banking association, and that he signed his name thereto by like authority.



[SEAL]                        /s/ Peter M. Pavlyshin